                                                                [EXECUTION COPY]



                       THIS AGREEMENT IS SUBJECT TO THE
                  TERMS OF A SUBORDINATION AND INTERCREDITOR
                     AGREEMENT, DATED AS OF JULY 7, 2000,
                    IN FAVOR OF MELLON BANK, N.A., AS AGENT


                              SECURITY AGREEMENT

                  THIS AGREEMENT, dated as of July 7, 2000 made by SPECIALTY TRANSPORTATION SERVICES, INC., an Illinois corporation ("STS"), in favor of
                                                         ---
CHURCHILL ENVIRONMENTAL & INDUSTRIAL EQUITY PARTNERS, L.P., a Delaware limited partnership ("Churchill").
              ---------

                                   Recitals:

                  WHEREAS, STS and Churchill have entered into a Note and Warrant Purchase Agreement, dated as of July 7, 2000 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), whereby Churchill is
                                     ------------------
investing $7,000,000 in STS, as evidenced by and to be repaid with interest thereon in accordance with a subordinated convertible promissory note, dated as of July 7, 2000, made by STS to Churchill (as amended, modified, or supplemented from time to time, and together with the PIK Notes issued with respect thereto, the "Notes");

                  WHEREAS, it is a condition precedent to the investment under the Purchase Agreement that STS execute and deliver this Agreement, and this Agreement is made by STS, among other things, to induce Churchill to enter into the Purchase Agreement, and to induce Churchill to make an investment in STS as evidenced by the Notes;

                  WHEREAS, STS acknowledges that Churchill has relied and will rely on this Agreement in entering into the Purchase Agreement and making the investment in STS as evidenced by the Notes; and

                  NOW, THEREFORE, in consideration of the promises, and intending to be legally bound hereby, STS hereby agrees as follows:

                                   Article I
                                  Definitions

                  1.01. Definitions. In addition to the words and terms defined
                        -----------
in this Agreement, capitalized terms not defined herein shall have the meanings given to them in the Purchase

Agreement. Unless otherwise defined herein or by reference herein, or the context otherwise clearly requires, all words and terms defined in the UCC shall have the same meaning in this Agreement. In addition, as used in this Agreement, the following words and terms shall have the following meanings:

                  "Accounts" shall mean (a) all rights to payment of money for
                   --------
         goods sold or leased or for services rendered which are not evidenced by an Instrument or Chattel Paper and (b) all other property now or hereafter constituting an "account" as defined in the UCC, in each case whether now existing or hereafter acquired and whether or not earned by performance.

                  "Agent" shall mean Churchill or Churchill's designee which
                   -----
         will act as its agent or bailee for purposes of holding, perfecting and/or securing Churchill's interest in the Collateral or Alternative Collateral, which is the subject of this Agreement.

                  "Alternative Collateral" shall mean either a bond or other
                   ----------------------
         collateral, in form, substance and amount reasonably satisfactory to Churchill, securing payment by STS of all Contingent Secured Obligations.

                  "Chattel Paper" shall mean (a) all writings which evidence
                   -------------
         both a monetary obligation and a security interest in, or a lease of, such goods, including any Instrument evidencing such monetary obligation and security interest or lease and (b) all other property now or hereafter constituting "chattel paper" as defined in the UCC, in each case whether now owned or hereafter acquired and whether or not earned by performance.

                  "Collateral" shall have the meaning given to such term in
                   ----------
         Section 2.01.

                  "Collateral Account" shall have the meaning given to such term
                   ------------------
         in Section 5.05(a) of the Security Agreement given by STS in favor of Mellon Bank, N.A. as agent under the Credit Agreement, dated as of January 30, 1998, between STS and Mellon Bank, N.A. (the "Mellon Credit Agreement"), which definition is incorporated by reference herein.

                  "Contingent Secured Obligation" at any time shall mean a
                   -----------------------------
         Secured Obligation which at such time is a contingent obligation under an indemnification provision that survives indefinitely. A Secured Obligation under such an indemnification provision shall not constitute a Contingent Secured Obligation if an unsatisfied claim for payment under such provision has been made, or if an action, suit, proceeding or investigation is pending or threatened which, in the judgment of Churchill, might thereafter give rise to a claim under such provision.

                  "Contract Rights" shall mean (a) all rights to receive monies
                   ---------------
         due and to become due under or in connection with any contract (including, but not limited to, the Contracts) not yet earned by performance, which are not evidenced by an Instrument or Chattel Paper,
         (b) all
         rights to terminate, to perform, to compel performance, and otherwise to exercise rights or remedies under or in connection with any contract (including, but not limited to, the Contracts), (c) all claims for damages arising out of or for breach of or default under any contract (including, but not limited to, the Contracts), and (d) all rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any contract (including, but not limited to, the Contracts), in each case whether now existing or hereafter acquired.

                  "Contracts" shall mean all material agreements and contracts
                   ---------
         of STS as set forth in Schedule 3.07, in each case as the same may be amended, modified or supplemented from time to time.

                  "Deposit Account Collateral" shall mean (a) the deposit
                   --------------------------
         accounts set forth in Schedule 3.09, (b) all funds held in any of the foregoing, and all certificates and instruments, if any, from time to time representing or evidencing any of the foregoing, (c) all notes, deposit accounts (including certificates of deposit), checks and other instruments from time to time hereafter delivered to or otherwise possessed by Churchill or its Agent for or on behalf of STS in substitution for or in addition to any of the Deposit Account Collateral, and (d) all interest, dividends, cash, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the Deposit Account Collateral.

                  "Documents" shall mean all property now or hereafter
                   ---------
         constituting "documents of title" as defined by the UCC, whether now owned or hereafter acquired.

                  "Equipment" shall mean (a) all forms of equipment or fixtures
                   ---------
         of STS, and all accessions, additions, attachments, parts, substitutions, replacements and documents of title thereto or therefor and (b) all other property of STS now or hereafter constituting "equipment" as defined in the UCC, in each case whether now owned or hereafter acquired and wherever located.

                  "Instruments" shall mean (a) (i) all negotiable instruments,
                   -----------
         (ii) all certificated securities and (iii) all other writings which evidence a right to the payment of money, but which are not themselves security agreements or leases and are of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment and (b) all other property now or hereafter constituting an "instrument" as defined in the UCC, in each case whether now owned or hereafter acquired.

                  "Inventory" shall mean (a) all forms of inventory of STS held
                   ---------
         for sale or lease or furnished or to be furnished under contracts of service, all raw materials, work in process and materials used or consumed in the manufacture thereof, and all accessions, products and documents of title thereto or therefor and (b) all other property of STS now or hereafter constituting "inventory" as defined in the UCC, in each case whether now owned or hereafter acquired and wherever located.

                  "Investment Property" shall mean (a) all securities of STS and
                   -------------------
         (b) all other property of STS now or hereafter constituting "investment property" as defined in the UCC, whether now owned or hereafter acquired.

                  "Letter of Credit Collateral Account" shall have the meaning
                   -----------------------------------
         given to such term in Section 5.06(a) of the Security Agreement given by STS in favor of Mellon Bank, N.A. as agent under the Mellon Credit Agreement, which definition is incorporated by reference herein.

                  "Marks" shall mean all trademarks and service marks
                   -----
         (registered or unregistered), all registrations, recordings and applications made, filed or recorded in the United States Patent and Trademark Office or any similar office or agency of any other Governmental Authority for trademarks or service marks, all other trademarks, tradenames, fictitious business names, business names, company names, corporate names, business identifiers, trade styles, trade dress, service marks, logos or designs, and all other property or rights of similar nature, all renewals, reissues and extensions of any of the foregoing, the goodwill of STS's business symbolized by any of the foregoing, all licenses and license agreements with respect to any of the foregoing, and all proceeds of and rights associated with any of the foregoing (including but not limited to all license royalties and all claims of right or priority of use, causes of action and rights to collect damages now or hereafter existing by reason of any past, present or future infringement or dilution of any of the foregoing or injury to the associated goodwill).

                  "Motor Vehicles" shall mean all forms of motor vehicles of
                   --------------
         STS, and all accessions, additions, attachments, parts, substitutions, replacements and documents of title thereto or therefor, whether now owned or hereafter acquired and wherever located.

                  "Obligor" shall mean any Person now or hereafter obligated for
                   -------
         any reason to make any payment now or hereafter to STS.

                  "Proceeds" shall mean whatever is received when any of the
                   --------
         Collateral is sold, exchanged, collected or otherwise disposed of, both cash and non-cash, and, to the extent not otherwise included, all payments under any insurance or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any Collateral.

                  "Receivables" shall mean all Accounts, Chattel Paper, Contract
                   -----------
         Rights, Documents, and Instruments of STS (including, without limitation, all right, title and interest of STS in, to or under any Related Receivables Document), in each case whether now owned or hereafter acquired and whether or not earned by performance.

                  "Related Receivables Documents" shall mean (a) all contracts
                   -----------------------------
         and agreements to which STS is a party, is bound or is a beneficiary and (b) all mortgages, security agreements, guaranties, Guaranty Equivalents, leases and other agreements and Instruments, which, in the case of clause (a), creates, evidences, secures or relates to any Receivable (except to the extent that the assignment of such agreement pursuant to this Agreement would result in a violation by STS of any agreement pursuant to which the related Receivable was issued or secured), in each case whether now existing or owned or hereafter arising or acquired.

                  "Secured Obligations" shall mean all indebtedness, obligations
                   -------------------
         and other liabilities from time to time of STS to Churchill under or in connection with the Purchase Agreement, the Notes and this Agreement, including all obligations to pay principal, interest, fees, indemnities or other amounts, in each whether such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising; provided, that Secured Obligations shall not include any indebtedness, obligations or other liabilities of Asche Transportation Services, Inc. under the Purchase Agreement or relating to the Warrant (as defined in the Purchase Agreement).

                  "Subordination Agreement" shall mean the Subordination and
                   -----------------------
         Intercreditor Agreement, dated as of July 7, 2000, among STS, Churchill and Mellon Bank, N.A., as such agreement may be amended from time to time.

                  "UCC" shall mean the Uniform Commercial Code as in effect in
                   ---
         the applicable United States jurisdiction from time to time.


                                  Article II
                                   Security

                  2.01. Grant of Security. Subject only to the pre-existing and
                        -----------------
superior security interest in the Collateral (the "Senior Security Interest") in
                                                   ------------------------
favor of Mellon Bank, N.A., as agent for the Senior Lenders (the "Senior
                                                                  ------
Agent"), as more fully set forth in the Subordination Agreement, as security for
-----
the full and timely payment and performance of each of the Secured Obligations, STS hereby assigns, pledges, transfers, and sets over unto Churchill, and hereby grants and creates in favor of Churchill a security interest in and to, all of STS*STS's right, title and interest in, to and under the following, in each case whether now existing or hereafter arising, now owned or hereafter acquired, and wherever located (the "Collateral"):

                  (a)      all Contracts and Contract Rights;

                  (b)      all Equipment;

                  (c)   all Inventory;

                  (d)   all Investment Property;

                  (e)   all Marks;

                  (f)   all Motor Vehicles;

                  (g)   all Receivables;

                  (h)   all Deposit Account Collateral;

                  (i)   the Collateral Account;

                  (j)   the Letter of Credit Collateral Account;

                  (k)   all Proceeds; and

                  (l) all books, correspondence, credit files, customer lists, computer software, data bases, records and other documents relating to the foregoing.

                  2.02. STS Remains Liable. Notwithstanding anything herein to
                        ------------------
the contrary, (a) STS shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Churchill of any of the rights hereunder shall not release STS from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) Churchill shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Churchill be obligated to perform any of the obligations or duties of STS thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  2.03. Continuing Agreement. This Agreement creates a
                        --------------------
continuing security interest in the Collateral and shall continue in full force and effect until all Secured Obligations (other than Contingent Secured Obligations if Alternative Collateral has been delivered to Churchill or its Agent) have been paid in cash and performed in full, and all commitments to extend credit under the Purchase Agreement and the Notes have terminated. Upon the payment in cash and performance in full of all Secured Obligations (other than Contingent Secured Obligations if Alternative Collateral has been delivered to Churchill or its Agent) and termination of all commitments to extend credit under the Purchase Agreement and the Notes, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to STS. Upon any such termination, Churchill or its Agent will, at STS's request and expense, return to STS, without any representations, warranties or recourse of any kind whatsoever, such of the Collateral as then may be held by

Churchill or its Agent hereunder, and execute and deliver to STS such documents as STS may reasonably request to evidence such termination.

                  2.04. Delivery of Instruments and Chattel Paper. Subject only
                        -----------------------------------------
to the Senior Security Interest as provided in the Subordination Agreement, STS shall deliver to Churchill or its Agent on the date hereof all certificates or instruments representing or evidencing Instruments or Chattel Paper included in the Collateral or Deposit Account Collateral; provided that on and prior to the date of payment in full of the Senior Debt (the "Senior Debt Retirement Date"), STS shall not deliver to Churchill or its Agent any such certificates or instruments, including without limitation certificates or instruments relating to the Intercompany Loan. Such certificates or instruments shall be in suitable form for transfer by delivery and shall be accompanied by instruments of transfer or assignment, undated and duly executed in blank, all in form and substance satisfactory to Churchill or its Agent. Subject only to the Senior Security Interest as provided in the Subordination Agreement, Churchill or its Agent shall have the right, at any time following the occurrence of an Event of Default or Potential Event of Default and without notice to STS, to transfer to or to register in the name of Churchill or its Agent any or all of the Instruments and the Chattel Paper included in the Collateral and the Deposit Account Collateral, at STS's expense.

                  2.05. Deposit Account Letter Agreements. On or promptly
                        ---------------------------------
following the Senior Debt Retirement Date, STS shall deliver to Churchill or its Agent a fully executed Deposit Account Letter Agreement, substantially in the form attached hereto as Exhibit A (the "Deposit Account Letter Agreement") for each deposit account of STS existing on the date of such delivery.


                                  Article III
                        Representations And Warranties

                  STS hereby represents and warrants to Churchill as follows:

                  3.01. Title. STS is the legal and beneficial owner of the
                        -----
Collateral, free and clear of any lien, security interest, option or other charge or encumbrance, except for (a) the Senior Security Interest, (b) the security interest under this Agreement in favor of Churchill securing the Secured Obligations and (c) Permitted Liens. No effective financing statement or other item similar in effect covering any Collateral is on file in any recording office, except such as may be filed in favor of the Senior Agent pursuant to the Senior Security Interest, or in favor of Churchill relating to this Agreement.

                  3.02. Validity, Perfection and Priority. Subject only to the
                        ---------------------------------
Senior Security Interest as more fully set forth in the Subordination Agreement, this Agreement creates a valid security interest in the Collateral in favor of Churchill securing the Secured Obligations, which security interest (other than with respect to Motor Vehicles) has been duly perfected and is prior to all other liens, security interests, options or other charges or encumbrances. All filings and other actions necessary or desirable to perfect and protect such security interest (other than with respect to Motor Vehicles) in favor of Churchill have been duly made and taken.

                  3.03. Governmental Approvals and Filings. No authorization,
                        ----------------------------------
approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is or will be necessary (a) for the grant by STS of the security interest in the Collateral hereunder or for the execution, delivery or performance of this Agreement by STS, (b) to ensure the validity, perfection or priority of the security interest in the Collateral granted hereunder or (c) for the exercise by Churchill of any of its rights or remedies hereunder, except
                                                                          ------
for the filing of financing statements and continuation statements in the jurisdictions set forth in Schedule 3.03 (as such Schedule may be amended from time to time in accordance with Section 4.03) pursuant to the UCC as in effect in such jurisdictions.

                  3.04. Places of Business and Names.
                        -----------------------------

                  (a)   Places of Business. Schedule 3.04(a) (as such Schedule
                        ------------------
may be amended from time to time in accordance with Section 4.03) identifies as of the date hereof the address of (a) the principal place of business and chief executive office of STS, (b) the office where STS keeps its records concerning the Collateral and (c) each place of business of STS.

                  (b)   Names. Except as set forth in Schedule 3.04(b) (as such
                        -----
Schedule may be amended from time to time in accordance with Section 4.03), neither STS nor any of its direct or indirect predecessors by merger, consolidation or other corporate reorganization is or has been known by or used any corporate or fictitious name or trade name (other than the corporate name of STS as of the date hereof), nor has STS or any such predecessor been the subject of any merger, consolidation or other corporate reorganization, nor has STS or any such predecessor otherwise changed its name, identity or corporate structure during the one year period ending on the date hereof. For each such direct and indirect predecessor of STS, Schedule 3.04(b) also identifies the respective addresses referred to in Section 3.05 for all times during such period.

                  3.05. Equipment and Inventory. Schedule 3.05 (as such Schedule
                        -----------------------
may be amended from time to time in accordance with Section 4.03) identifies as of the date hereof the address of each place at which Equipment (other than Motor Vehicles) and Inventory of STS is located.

                  3.06. Instruments and Chattel Paper. All certificates and
                        -----------------------------
instruments required to be delivered by STS to Churchill or its Agent under
Section 2.04 evidencing Instruments and Chattel Paper, together with instruments of transfer or assignment, undated and duly executed in blank, have been delivered to Churchill or its Agent as required under Section 2.04. STS owns the Instruments and Chattel Paper beneficially and, to the extent such Instruments and Chattel Paper may be held of record, also of record (or, in the case of record ownership, such Instruments and Chattel Paper may be owned of record by Churchill or its Agent pursuant to this Agreement), free and clear of any Lien, except for the Senior Security Interest and the Permitted Liens. Each Instrument or Chattel Paper is the legal, valid and binding obligation of the issuer thereof and is not in default.

                  3.07. Contracts. Schedule 3.07 sets forth a list of all of the
                        ---------
Contracts of STS as of the date hereof. A true and correct copy of each Contract has been furnished to Churchill. Each Contract has been duly authorized, executed and delivered by all parties thereto, enforceable against each party thereto in accordance with its terms. There exists no material default under any Contract by any party thereto. No Contract is evidenced by a promissory note, instrument or chattel paper.

                  3.08. Marks.  STS has no Marks as of the date hereof.
                        -----

                  3.09. Deposit Accounts. Schedule 3.09 (as amended from time to
                        ----------------
time in accordance with Section 4.09) sets forth a list of deposit accounts of STS. The term "deposit accounts," as used in this Agreement, shall be construed to include, but is not limited to, any certificate of deposit, negotiable or nonnegotiable, amounts on deposit in any deposit accounts, Collateral Accounts, Letter of Credit Collateral Accounts or lockboxes of STS.

                                  Article IV
                               Certain Covenants

                  STS hereby covenants to Churchill as follows:

                  4.01. Books and Records; Inspection. STS shall (a) keep
                        -----------------------------
complete and accurate books and records concerning the Collateral and, at the request of Churchill from time to time, permit Churchill or its Agent to inspect and copy such books and records, (b) at the request of Churchill from time to time, permit Churchill or its Agent to inspect any Collateral not in the possession of Churchill or its Agent, and (c) furnish to Churchill or its Agent such information and reports in connection with the Collateral at such times and in such form as Churchill may reasonably request. Churchill or its Agent shall have the right to examine and verify the Collateral from time to time, and STS shall cooperate with Churchill and its Agent in such examination and verification.

                  4.02. Transfers and Other Liens, etc.
                        -------------------------------

                  (a)   Transfers. STS shall not sell, assign, transfer or
                        ---------
otherwise dispose of any Collateral (voluntarily or involuntarily, by operation of law or otherwise), except as permitted by the Purchase Agreement or the Subordination Agreement.

                  (b)   Other Liens. STS shall not create or permit to exist any
                        -----------
lien, security interest, option or other charge or encumbrance on any Collateral (voluntarily or involuntarily, by operation of law or otherwise), except as permitted under the Purchase Agreement or the Subordination Agreement.

                  4.03.  Change of Location, Name or Filing Offices, etc. STS
                         -----------------------------------------------
shall not (a) change its principal place of business or chief executive office from that set forth in Schedule 3.04(a), (b) open or change the location of any office where STS keeps its records concerning the Receivables from that set forth in Schedule 3.04(a), (c) be known by or use any corporate or fictitious name or trade name other than as set forth in Section 3.04(b) hereof, (d) maintain Equipment at any address other than as set forth on Schedule 3.04(a), or (e) otherwise take any action or omit to take any action which would at any time make any provision of Section 3.04 or 3.06 untrue as of such time, except in accordance with this Section 4.03. If STS desires to make any change in any of the items referred to in Section 3.03, 3.04(a) or 3.04(b), STS shall give Churchill at least 30 days (or, in the case of changes in Schedule 3.03 arising out of changes in applicable Law, the lesser of 30 days and the number of days available to STS before such Law becomes effective) prior written notice of its intention to do so, together with the proposed change in writing or a proposed supplement to such Schedule, as the case may be. If STS has taken all of the actions deemed necessary or desirable by Churchill or its Agent to maintain at all times the perfection and priority of the Lien granted to Churchill, Churchill shall consent to such written change or supplement (and upon giving such consent such written change or supplement to such Schedule shall constitute a part of this Agreement). No such amendment or other action by Churchill shall relieve STS of its obligation under Section 4.09 or any other obligation under the Purchase Agreement, the Notes or this Agreement.

                  4.04.  Additional Covenants Pertaining to Equipment and
                         ------------------------------------------------
Inventory.
---------

                  (a)    Maintenance and Repair. STS shall cause the Equipment
                         ----------------------
to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any applicable manufacturers manual; and STS shall forthwith, or in the case of any loss or damage to any of the Equipment as promptly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such ends. STS shall promptly notify Churchill of any material loss or damage to any of the Equipment.

                  (b)    Possession and Control. Subject to the Senior Security
                         ----------------------
Interest, STS shall at all times retain exclusive possession and control of all Equipment and Inventory.

                  4.05.  Additional Covenants Pertaining to Receivables.
                         ----------------------------------------------

                  (a)    Location. STS shall keep its chief executive office,
                         --------
and the offices (whether maintained by STS or otherwise) where books and records relating to the Collateral are kept, and its places of business, at the respective addresses identified in Schedule 3.04(a) or, upon 60 days notice (specifically referring to this Section 4.05(a)) to Churchill, at such other locations in jurisdictions where all actions referred to in Section 4.08(a) have been completed. STS shall maintain its chief executive office in the 48 contiguous United States.

                  (b)    Collection; Servicing. Except as otherwise provided in
                         ---------------------
this Section 4.05(b), STS shall continue to collect, at its own expense, all amounts due or to become due STS under the Receivables. In connection with such collections, STS may take (and on or following the Senior Debt Retirement Date, at the direction of Churchill or its Agent, shall take) such action as STS (or, on or following the Senior Debt Retirement Date, Churchill) may deem necessary or advisable to enforce collection of the Receivables; provided, however, that Churchill shall have the right at any time on or following the Senior Debt Retirement Date, upon the occurrence and during the continuance of an Event of Default or Potential Event of Default and upon notice to STS of its intention to do so, to notify (or require STS to notify) the account debtors or Obligors under any Receivables of the security interest in favor of Churchill in the Receivables and, subject only to the rights of the Senior Agent under the Senior Security Interest as provided in the Subordination Agreement, to direct such account debtors or Obligors to make payments of all amounts due or to become due to STS thereunder directly to Churchill or its Agent and, upon such notification and at the expense of STS, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as STS may have done. After receipt by STS of the notice from Churchill referred to in the proviso to the preceding sentence, and in any case only on or following the Senior Debt Retirement Date, (i) all amounts and proceeds (including instruments) received by STS in respect of the Receivables shall be received in trust for the benefit of Churchill hereunder, shall be segregated from other funds of STS and shall be forthwith paid over or delivered to Churchill or its Agent in the same form as so received (with any necessary endorsement) to be held as Collateral hereunder and either (A) released to STS so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, or (B) if any Event of Default or Potential Event of Default shall have occurred and be continuing, and if Churchill or its Agent does not otherwise in its discretion elect to release such amounts to STS, applied to pay down the balance due to Churchill under the Notes and the Purchase Agreement, subject only to the Senior Security Interest as provided in the Subordination Agreement and (ii) STS shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or Obligor thereof, or allow any credit or discount thereon.

                  4.06.  Additional Covenants Pertaining to Instruments and
                         --------------------------------------------------
Investment Property.
-------------------

                  (a)    Voting Rights. Subject to the terms and provisions of
                         -------------
the Senior Debt Documents, and notwithstanding the security interest in the Collateral granted to and created in favor of Churchill by this Agreement, STS shall have the right, until the occurrence and continuation of an Event of Default or Potential Event of Default, to collect and retain all dividends paid upon the Collateral, to collect and retain all payments on the Collateral, to exercise all voting rights with respect to the Collateral, to maintain the Collateral in its own name or that of its nominees and to give all consents, waivers and ratifications in respect thereof.

                  (b)    Stock Dividends. On and following the Senior Debt
                         ---------------
Retirement Date, STS agrees to deliver to Churchill or its Agent forthwith upon receipt by STS, to be held by Churchill or its Agent as part of the Collateral under and subject to the terms of this Agreement, all stock dividends and instruments received by STS at any time and paid upon any securities included in the Collateral and all other securities or instruments included within the definition of Collateral which are received by STS at any time after the execution hereof, in each case together with undated stock powers therefor duly signed by STS in blank or endorsements as described in Section 2.04.

                  4.07.  Additional Covenants Pertaining to Contracts.
                         --------------------------------------------

                  (a)    Performance, etc. STS shall perform and observe all of
                         ----------------
the terms and provisions of each Contract to be performed or observed by it, maintain each Contract in full force and effect, enforce each Contract in accordance with its terms and, on and following the Senior Debt Retirement Date, take all such action to such ends as Churchill may request from time to time.

                  (b)    Notices; Demands. STS shall furnish to Churchill
                         ----------------
promptly upon receipt thereof, copies of all notices and other communications received by STS under or in connection with each Contract (exclusive of routine communications, unless otherwise requested by Churchill), and from time to time upon the request of Churchill on and following the Senior Debt Retirement Date, make to any other party to any Contract such demands and requests for information and reports or for action as STS is entitled to make under or in connection therewith.

                  (c)    No Amendments, etc. On and following the Senior Debt
                         ------------------
Retirement Date, STS shall not (i) amend or otherwise modify any Contract or give any consent, waiver or approval thereunder, or adjust, settle or compromise any amount payable by or to, or any claim by or against, STS thereunder, (ii) cancel or terminate any Contract or consent to or accept any cancellation or termination thereof, (iii) waive any material breach of or default under any Contract, (iv) consent to or permit or accept any prepayment of amounts to become due to STS under or in connection with any Contract, or (v) take any other action in connection with any Contract that would impair the value of the interest or rights of STS thereunder or that would impair the interests or rights of Churchill.

                  4.08.  Additional Covenants Pertaining to Marks.
                         ----------------------------------------

                  (a)    General. STS shall (i) act prudently and in good faith
                         -------
with respect to the preservation of its rights in any Mark, (ii) taking into account the value of any Mark and giving consideration to STS*s relationships with its customers, take all actions reasonably necessary or appropriate to preserve, protect and defend STS*s rights in and ownership of such Mark, and
(iii) notify Churchill in writing, with reasonable supporting detail, of each pending or, to STS*s knowledge, threatened, action, suit, proceeding, claim or assertion that STS*s use of any Mark violates the rights of any third party.

                  (b)    Required Filings. STS (i) shall not use any Mark in the
                         ----------------
ordinary course of STS*s business which is registered with, or for which an application has been made with, the United States Patent and Trademark Office or any similar office or agency of any other Governmental

Authority and (ii) shall not, and shall not permit any of its agents, employees, licensees or designees, to file an application for the registration of any Mark with the United States Patent and Trademark Office or any similar office or agency of any other Governmental Authority, unless, in each case, on or following the Senior Debt Retirement Date STS promptly executes and delivers to Churchill an Agreement of Liens on Patents and Trademarks, in substantially the form attached hereto as Exhibit B (the "Agreement of Liens on Patents and
                                        ---------------------------------
Trademarks"), for filing with the appropriate office or agency.
----------

                  4.09.  Additional Covenants Pertaining to Deposit Accounts. If
                         ---------------------------------------------------
STS desires to establish any additional deposit accounts on or following the Senior Debt Retirement Date, STS shall (a) give Churchill written notice of its intention to do so at least 10 days prior to adding any such account, together with a description of such deposit account and (b) on or before the date such deposit account is established, deliver a fully executed Deposit Account Letter Agreement regarding such deposit account to Churchill.

                  4.10.  Risk of Loss. Risk of loss of, damage to or destruction
                         ------------
of the Collateral is and shall remain upon STS.

                  4.11.  Maintenance of Liens. STS at its expense will cause
                         --------------------
financing statements (and continuation statements with respect to such financing statements), and any other appropriate instruments, to be recorded, published, registered and filed in such manner, at such times and in such places, and will pay all such recording, publishing, registration, filing or other taxes, fees and charges, and will do such other acts and things as may be required from time to time to establish, perfect, maintain, preserve and protect the Liens hereof as valid and perfected Liens on the Collateral prior to all other Liens except the Senior Security Interest.

                  4.12.  Further Assurances.
                         ------------------

                  (a)    General. Subject to the Senior Security Interest, STS
                         -------
shall from time to time, at its expense, promptly execute and deliver all further instruments and agreements, and take all further actions, that may be necessary or appropriate, or that Churchill may reasonably request, in order to perfect or protect any assignment, pledge or security interest granted or purported to be granted hereby or to enable Churchill to exercise or enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, STS will:

                         (i)    on or following the Senior Debt Retirement Date,
if any Collateral shall be evidenced by a promissory note or other instrument, chattel paper or negotiable document, immediately deliver to Churchill or its Agent such promissory note or instrument or chattel paper or negotiable document, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Churchill; and

                        (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Churchill may request, in order to perfect and preserve any assignment, pledge or security interest granted or purported to be granted hereby; and

                        (iii) on or following the Senior Debt Retirement Date, mark conspicuously each copy of all chattel paper and negotiable documents included in the Collateral and, at the request of Churchill or its Agent, each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Churchill, indicating that such chattel paper, negotiable document, Related Contract or Collateral is subject to the security interest granted pursuant hereto.

                  (b)    Financing Statements, etc. STS hereby authorizes
                         -------------------------
Churchill to file one or more financing or continuation statements, and amendments thereto, relating to any Collateral without the signature of STS where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering any Collateral shall be sufficient as a financing statement where permitted by law.


                                   Article V
                   Certain Rights And Remedies Of Churchill

                  5.01.  Duties of Churchill.
                         -------------------

                  (a)    No Duty to Perform. Subject to the terms and provisions
                         ------------------
of the Subordination Agreement, if STS fails to perform any agreement or condition contained herein or in any of the Related Receivables Documents, Churchill may (but shall have no duty to) itself perform, or cause performance of, such agreement or condition, and the expenses of Churchill incurred in connection therewith shall be reimbursed by STS. The powers conferred on Churchill under this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

                  (b)    Specific Duties. Except for exercise of reasonable care
                         ---------------
in the custody and preservation of any Collateral in its possession and accounting for monies received by it pursuant to this Agreement, Churchill shall have no duty as to any Collateral. In any event Churchill (a) shall have no duty to take any steps to preserve rights against prior parties or any other rights pertaining to any Collateral and (b) shall not be liable for any action, omission, insolvency or default on the part of the Agent, or any designee or custodian (other than Churchill) appointed by Churchill in good faith. Churchill shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if it takes such action for such purpose as STS requests in writing from time to time (but failure to take any such action shall not in itself be deemed a failure to exercise reasonable care or evidence of such failure). Subject only to the performance by Churchill of its duties set forth in this Section 5.01, risk of loss, damage and diminution in value of the Collateral, of whatever nature and however caused, shall be on STS.

                  5.02.  Power of Attorney. Subject only to the rights of the
                         -----------------
Senior Agent under the Senior Security Interest, as provided in the Subordination Agreement, STS hereby irrevocably appoints Churchill or its Agent, with full power of substitution, to be the attorney-in-fact of STS on and following the Senior Debt Retirement Date, with full authority in the place and stead of STS and in the name of STS or otherwise, from time to time in Churchill*s or its Agent's discretion, to take any action and to execute any instruments and agreements which Churchill or its Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the following:

                  (a) to demand, collect, enforce, file claims for, sue for, recover, compromise, release, and take any action or institute any proceedings to collect or enforce, all rights to payments due or to become due and all other rights of STS under or in connection with any Collateral.

                  (b) to receive, endorse and collect any checks, notes or other instruments, documents, chattel paper or any other payment media in connection with the foregoing clause (a), and

                  (c)    to perform all obligations of STS hereunder;

provided, that, except for taking actions referred to in Section 4.12(a), such
--------
power of attorney may be exercised on and following the Senior Debt Retirement Date only so long as an Event of Default or Potential Event of Default has occurred and is continuing. Such power of attorney is irrevocable and coupled with an interest. All third parties are entitled to rely conclusively on a representation by Churchill that it is entitled to exercise such power of attorney.

                  5.03.  Certain Remedies. Subject only to the rights of the
                         ----------------
Senior Agent under the Senior Security Interest as provided in the Subordination Agreement, if any Event of Default shall have occurred and be continuing, Churchill shall have such rights and remedies with respect to the Collateral and each part thereof as are provided to a secured party by the UCC and all other rights and remedies which it may have under this Agreement, the Purchase Agreement or the Notes, any other instrument or agreement, at law or in equity or otherwise, and, in addition, the following provisions shall apply:

                  (a) Subject to the Subordination Agreement, and in any event on and following the Senior Debt Retirement Date, Churchill or its Agent may (i) take absolute possession and control of the Collateral or any part thereof, (ii) transfer any Collateral into its name, (iii) notify the parties obligated on the Collateral to make to Churchill any payments due or to become due, (iv) receive any payments made under or in connection with the Collateral,
(v) exercise all rights and remedies of STS under or in connection with the Collateral, (vi) demand, collect, enforce, file claims for, sue for, recover, compromise, release, and take any action or institute any proceedings to collect or enforce, all rights to payments due or to become due and all other rights of STS under or in connection with any Collateral, and (vii) otherwise deal in and act with respect to the Collateral in all respects as though it were the outright owner thereof.

                  (b) Subject only to the rights of the Senior Agent under the Senior Security Interest as provided in the Subordination Agreement, Churchill may require STS to, and STS hereby agrees that it will, at its expense, from time to time on Churchill*s request, forthwith assemble all or part of the tangible Collateral as directed by Churchill and make it available to Churchill at STS*s premises or such other place as may be designated by Churchill; and Churchill may enter into and occupy any premises owned or leased by STS where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate Churchill*s rights and remedies hereunder or under law, without obligation to STS in respect of such occupation.

                  (c) Subject only to the rights of the Senior Agent under the Senior Security Interest as provided in the Subordination Agreement, Churchill may, without being required to give any notice except to the extent hereinafter provided, apply the cash, if any, then held by it or its Agent as Collateral hereunder to the payment of the Secured Obligations and, if there shall be no such cash or the cash so applied shall be insufficient to pay in full all Secured Obligations, sell all or any portion of the Collateral at any broker's board or on any securities exchange or at any public or private sale, for cash, upon credit or for future delivery, in one lot or in separate parcels, all as Churchill may deem commercially reasonable (and Churchill may be the purchaser of any or all of the Collateral so sold and in such event shall thereafter own and hold the same, absolutely, free from any right or claim of whatsoever kind, and Churchill shall have the right to bid-in the Secured Obligations or any part thereof for such purpose).

                  (d) STS recognizes that, on or following the Senior Debt Retirement Date, Churchill may be unable, or may deem it inadvisable, to effect a public sale of all or a portion of the Collateral by reason of certain provisions contained in the Securities Act of 1933, as amended, or applicable state securities laws, but may deem it advisable, for purposes of complying with such laws, to resort to one or more private sales to a restricted group of purchasers who will be obliged, among other things, to acquire such Collateral for their own accounts for investment and not with a view to the distribution or resale thereof. STS agrees that private sales so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale and that Churchill shall have no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuers of such Collateral, even if such issuers would agree, to register or qualify such Collateral for public sale under the Securities Act of 1933, as amended, or applicable state securities laws. STS agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (e) Subject to the Subordination Agreement, and in any event on and following the Senior Debt Retirement Date, upon any sale of the Collateral, Churchill shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (which may include Churchill) at any such sale shall hold the property sold absolutely, free from any claim or right of whatever kind, including any equity or rights of redemption, of STS, and STS specifically waives, to the fullest extent permitted by Law, against any such purchaser all rights of redemption, stay or appraisal which STS has or may have under any Law now existing or hereafter adopted.

                  (f) On and following the Senior Debt Retirement Date, to the fullest extent permitted by Law, STS waives any notice of the time or place of any sale of Collateral by Churchill and all other notices in connection with the exercise of remedies with respect to the Collateral and, to the extent notice of sale is required by Law, it is understood and agreed that ten days notice is commercially reasonable. Churchill shall not be obligated to make any sale pursuant to any such notice. Churchill may adjourn any such public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (g) On or following the Senior Debt Retirement Date, Churchill may, without being required to give any notice except to the extent hereinafter required, exercise its right to collect, demand or withdraw from the depositary institution all or any part of the Deposit Account Collateral, and all other funds, investments and other property therein, liquidate investments in such accounts as it deems appropriate and apply the resulting funds in such order as Churchill may elect, to the Secured Obligations.

                  (h) On and following the Senior Debt Retirement Date, all payments and distributions on account of the Collateral and the proceeds of any sale of any part of the Collateral, and any other cash held by Churchill or its Agent under this Agreement, shall be applied: (i) first, to the payment of the reasonable costs and expenses in connection with such sale, including without limitation reasonable attorneys' fees and legal expenses, and all reasonable expenses, liabilities and advances made or incurred by Churchill in connection therewith, (ii) second, to pay down the balance due to Churchill under the Notes and (iii) finally, if all Secured Obligations shall have been paid in full, the balance, if any, shall be paid to STS or as otherwise required by Law. STS shall remain fully liable for any deficiency.

                  5.04.  Indemnity and Expenses. Without limitation of any other
                         ----------------------
right to indemnity which Churchill or any other Person may have under this Agreement or otherwise: (a) STS agrees to indemnify Churchill from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities if the same result solely from the gross negligence or willful misconduct of Churchill, as finally determined by a court of competent jurisdiction; and (b) STS will on demand pay to Churchill the amount of any and all expenses, including reasonable fees and disbursements of counsel and of any experts and agents, which Churchill may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Churchill hereunder, or (iv) the failure by STS to perform or observe any of the provisions hereof. The agreements contained in this Section shall survive the termination of this Agreement.


                                  Article VI
                                 Miscellaneous

                  6.01.  Amendments and Waivers. Neither this Agreement nor any
                         ----------------------
term hereof may be amended, waived, discharged or terminated except to the extent specifically set forth in a writing manually signed by or on behalf of STS and Churchill. Such amendments or waivers shall be made in accordance with, and shall be subject to, Section 8E of the Purchase Agreement.

                  6.02.  No Implied Waiver; Remedies Cumulative. No delay or
                         --------------------------------------
failure of Churchill in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of Churchill under this Agreement are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement, at law, or otherwise.

                  6.03.  Notices. Except to the extent, if any, otherwise
                         -------
expressly provided herein, all notices and other communications (collectively "Notices") under this Agreement shall be given, shall be effective, and may be relied upon, in the same way as notices under Section 8N of the Purchase Agreement.

                  6.04.  Termination of Liens. Upon indefeasible payment in full
                         --------------------
in cash of all Secured Obligations (other than Contingent Secured Obligations if Alternative Collateral has been delivered to Churchill or its Agent), or termination of the obligations of Churchill to make the loans under the Purchase Agreement, Churchill shall, at the request of STS, release the Liens created hereby and redeliver to STS any remaining Collateral in the possession of Churchill or its Agent.

                  6.05.  Entire Agreement. This Agreement, the Subordination
                         ----------------
Agreement, the Purchase Agreement and the Notes constitute the entire agreement of STS and Churchill with respect to the subject matter hereof and supersedes all prior negotiations, agreements, understandings and communications. No representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Churchill unless expressed herein or therein. No course of dealing, course or performance, trade usage or parole evidence of any nature, whether based on actions, omissions or circumstances occurring or existing heretofore or hereafter, may be used in any way to alter or supplement the terms hereof.

                  6.06.  Survival. The obligations of STS under Sections 2.03
                         --------
and 6.04 shall survive termination of this Agreement and all other events and conditions whatever. All representations and warranties of STS contained in or made in connection with this Agreement shall survive, and shall not be waived by, the execution and delivery of this Agreement, any investigation by or knowledge of Churchill, any extension of credit, termination of this Agreement, or any other event or circumstance whatever.

                  6.07.  Counterparts. This Agreement may be executed in any
                         ------------
number of counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same agreement.

                  6.08.  Construction. In this Agreement, unless the context
                         ------------
otherwise clearly requires, references to the plural include the singular, the singular the plural, and the part the whole; the neuter case includes the masculine and feminine cases; and "or" is not exclusive. In this Agreement, any references to property (and similar terms) include an interest in such property (or other item referred to); "include," "includes," "including" and similar terms are not limiting; and "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision; and "expenses," "costs," "out-of-pocket expenses" and similar terms include the charges of in-house counsel, auditors and other professionals of the relevant Person to the extent that such amounts are routinely identified and charged under such Person*s cost accounting system. Section and other headings in this Agreement, and any table of contents herein, are for reference only and shall not affect the interpretation of this Agreement in any respect. Section and other references in this Agreement are to this Agreement unless otherwise specified. This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of security agreements in favor of STS, nor any doctrine of construction of ambiguities against the party controlling the drafting, shall apply to this Agreement.

                  6.09.  Successors and Assigns. This Agreement shall be binding
                         ----------------------
upon STS and its successors and assigns, and shall inure to the benefit of and be enforceable by Churchill and its successors and assigns. Without limitation of the foregoing, Churchill (and any successive assignee or transferee) from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Purchase Agreement, the Notes or this Agreement (including all or any portion of any commitment to extend credit), or any Secured Obligations, to any other Person, and such Secured Obligations (including any Secured Obligations resulting from extension of credit by such other Person under or in connection with the Purchase Agreement, the Notes or this Agreement) shall be and remain Secured Obligations entitled to the benefit of this Agreement, and to the extent of its interest in such Secured Obligations such other Person shall be vested with all the benefits in respect thereof granted to Churchill in this Agreement or otherwise.

                  6.10.  Governing Law. This Agreement shall be governed by,
                         -------------
construed and enforced in accordance with the domestic laws of the State of Illinois, without regard to any choice of law or conflict of law provisions or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Illinois.

                                    * * * * *

                  IN WITNESS WHEREOF, STS has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ATTEST:                                                   SPECIALTY TRANSPORTATION SERVICES, INC.

By:_______________________________________________        By:_________________________________
Title: ___________________________________________        Title:______________________________

ACCEPTED:

CHURCHILL ENVIRONMENTAL &
INDUSTRIAL EQUITY PARTNERS,
L.P., a Delaware limited partnership

By Churchill Capital Environmental,
L.L.C., a Delaware limited liability company
Its General Partner

By Churchill Capital, Inc.,
Its Managing Agent


By: ______________________________________________
Name: ____________________________________________
Title: ___________________________________________

                                                                       Exhibit A
                                                                              to
                                                              Security Agreement


                       DEPOSIT ACCOUNT LETTER AGREEMENT

                                                 ______________________, 20___

[Name and address
of Deposit Account Bank]

Ladies and Gentlemen:

                  We refer to the account on Annex A hereto maintained with you by Specialty Transportation Services, Inc. ("STS") (together with all
                                             ---
subaccounts thereunder, and all monies, instruments and other property therein from time to time, collectively, the "Account").
                                      -------

                  Churchill Environmental & Industrial Equity Partners, L.P. ("Churchill") is the holder of a security interest under the Security Agreement,
  ---------
dated as of July 7, 2000 made by STS in favor of Churchill. STS has assigned, pledged and transferred to Churchill and has granted and created in favor of Churchill a security interest in and to, the Account, including all monies, instruments and other property therein from time to time. Churchill's security interest in the Account is subordinate and junior only to the security interest given by STS to Mellon Bank, N.A., under a Security Agreement dated as of January 30, 1998 (the "Senior Security Interest"), as more fully described in
                       ------------------------
the Subordination and Intercreditor Agreement, dated as of July 7, 2000, between and among STS, Mellon Bank, N.A. and Churchill. By signing this Letter Agreement, you acknowledge notice of, and consent to, the foregoing. You also agree as follows, notwithstanding anything to the contrary in any other agreement relating to the Account:

                  (a) From and after the date hereof, subject only to the Senior Security Interest, and: (i) subject to clause (ii), Churchill shall have sole of dominion and control with respect to the Account as though it were the sole owner thereof; (ii) prior to the occurrence of an Event of Default under the Purchase Agreement dated as of July 7, 2000, as amended from time to time, between STS and Churchill, Churchill hereby directs you to release funds to STS or at the direction of STS; (iii) if an Event of Default has occurred and is continuing or exists, you shall act upon instructions of Churchill with respect to the Account and shall not be required to determine whether or not an Event of Default has occurred and is continuing or exists prior to so acting.

                  (b) As of the date hereof, you have received no notice of any other currently effective assignment or pledge of, security interest or other lien in, attachment, garnishment, execution or other writ or process against, or other adverse interest or claim of adverse interest in, the Account, other than the Senior Security Interest, and you will promptly notify Churchill, upon receiving notice of any assertion by any person of any of the foregoing.

                  (c) You agree to provide access at any time during your normal business hours to any and all of your records of, or relating to, STS and its accounts maintained by you, including without limitation records of all collections and disbursements and other transfers of any kind for STS.

                  (d) All service charges and fees with respect to the Account and the actions contemplated by this Letter Agreement shall be payable by, and shall be the sole responsibility of, STS. Such service charges and fees may be deducted from the Account.

                  (e) You hereby waive and agree not to assert, claim or endeavor to exercise any right of set-off, banker's lien or any other right or claim you may now or hereafter have with respect to the Account, and you shall have no rights in the Account (except only that you may set-off against the Account the face amount of any payment item deposited in and credited to the Account which is subsequently returned, and except that you may deduct from the Account service charges and fees with respect to the Account as provided in paragraph (d) hereof).

                  You shall not be liable to STS in any manner for actions taken upon instructions of Churchill pursuant to paragraph (a) above. STS hereby authorizes you to treat Churchill as the owner of the Account and does hereby authorize Churchill at any time, and from time to time, to have all or any part of the Account transferred into its own name, or into the name of its nominee, and thereafter, subject to the provisions of paragraph (a) above, to exercise all rights relating to said Account.

                  This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of Churchill and its respective successors, transferees and assigns.


                                    * * * * *

                  This letter agreement shall be governed by and construed in accordance with the laws of the [State of ________________________].

                                    Very truly yours,

                                    SPECIALTY TRANSPORTATION SERVICES, INC.


                                    By:____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                    CHURCHILL ENVIRONMENTAL &
                                    INDUSTRIAL EQUITY PARTNERS, L.P.,
                                    a Delaware limited partnership

                                    By Churchill Capital Environmental, L.L.C., a Delaware limited liability company
                                    Its General Partner

                                    By Churchill Capital, Inc.
                                    Its Managing Agent


                                    By:____________________________________
                                    Name:___________________________________
                                    Title:__________________________________


Address for notices to Churchill Environmental & Industrial Equity Partners,
L.P.

Churchill Environmental & Industrial Equity Partners, L.P.
333 South Seventh Street, Suite 2400
Minneapolis, MN 55402
Attention: _____________________

Acknowledged and agreed to as of
this day of _________________, 2000

[NAME OF DEPOSIT ACCOUNT BANK]

By:__________________________________
Name:________________________________
Title:_______________________________

                                    ANNEX A

                              [Identify Account]

                                                                       Exhibit B
                                                                              to
                                                              Security Agreement

                             AGREEMENT OF LIEN ON
              TRADEMARKS, SERVICE MARKS AND PENDING APPLICATIONS

THIS AGREEMENT, by SPECIALTY TRANSPORTATION SERVICES, INC., an Illinois corporation ("STS"), in favor of CHURCHILL ENVIRONMENTAL & INDUSTRIAL EQUITY
              ---
PARTNERS, L.P., a Delaware limited partnership ("Churchill").
                                                 ---------

                                   Recitals:

                  A. STS has adopted, used and is using certain marks which are registered in, or applications for which are pending in, the United States and/or foreign countries, all of which marks, registrations thereof and applications therefor are more particularly described hereinafter.

                  B. STS and Churchill have entered into a Security Agreement dated as of July 7, 2000 (as amended, modified or supplemented from time to time, the "Security Agreement"). Pursuant to the Security Agreement, STS
                   ------------------
has granted to and created in favor of Churchill, to secure the Obligations, a lien on and security interest in certain property of STS, including the marks, registrations thereof and pending applications therefor referred to above.

                  NOW, THEREFORE, STS, intending to be legally bound, hereby confirms that it has granted to and created in favor of Churchill, pursuant to the Security Agreement, and hereby grants to and creates in favor of Churchill, a lien on and security interest in and to the following marks, registrations thereof and pending applications therefor, together with the goodwill of the business symbolized by such marks, as security for the full and timely payment and performance of the Secured Obligations. Churchill's security interest in the Trademarks, Service Marks and Pending Applications is subordinate and junior only to the security interest given by STS to Mellon Bank, N.A., under a Security Agreement dated as of January 30, 1998, as more fully described in the Subordination and Intercreditor Agreement, dated as of July 7, 2000, between and among STS, Mellon Bank, N.A. and Churchill:

I.       U.S. Trademark/Service Mark Registrations:
         ------------------------------------------

Mark                Reg No.          Reg Date        Int. Class      Goods
----                -------          --------        ----------      -----


II.      U.S. Trademark/Service Mark Applications:
         -----------------------------------------

Mark                App. No.         App. Date       Int. Class      Goods
----                --------         ---------       ----------      -----

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

                  This Agreement is part of the Security Agreement referred to in the Note and Warrant Purchase Agreement, dated as of July 7, 2000, between STS and Churchill, as amended or supplemented from time to time.

                  WITNESS the due execution hereof as of the __ day of ________, 2000.

                                      SPECIALTY TRANSPORTATION SERVICES, INC.

                                      By:_____________________________________
                                      Name:____________________________________
                                      Title:___________________________________

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

STATE OF____________   )
                              )      SS:
COUNTY OF___________   )


                  On this, the __ day of _______________, 2000, before me, a
Notary Public, the undersigned officer, personally appeared _____________________, who acknowledged himself/herself to be _________________
of Specialty Transportation Services, Inc., an Illinois corporation, and that he/she as ______________, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself/herself as ________________.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                       --------------------------------------
                                       Notary Public


                                       My Commission Expires:

                                       (Notarial Seal)

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